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                                   Exhibit 4.4
                      Form of Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement"), dated _____ __, 2003, is by and between TeraForce Technology Corporation, a Delaware corporation ("Company"), and ________ (the "Holder").

                              W I T N E S S E T H:

         WHEREAS, the Company is offering for sale up to $2,000,000 of 12% Convertible Subordinated Notes due June 30, 2005 ("Notes"), issued pursuant to the Note Agreement dated the date hereof ("Note Agreement");

         WHEREAS, in consideration of the purchase of the Notes by the Holder, the Company has agreed to issue to the Holder, a warrant to purchase shares of Company's common stock, par value $.01 per share ("Common Stock") as set forth in the Warrant Agreement between the Company and the Holder dated the date hereof;

         WHEREAS, the Holder has subscribed to purchase Notes by entering into a subscription agreement with the Company and has tendered funds for the payment of the purchase price of the Notes;

         WHEREAS, in connection with the sale and purchase of the Notes and Warrant by the Holder, the Company has agreed to grant certain Registration Rights (hereinafter defined) to the shares ("Shares") of Common Stock, which may be issued upon conversion of the Notes and upon exercise of the Warrant; and

         WHEREAS, the parties desire to set forth the Holder's rights and the Company's obligations to cause the registration of the shares pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

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                                   ARTICLE ONE
                          Registration Rights Agreement

            SECTION 1.1. Shelf Registration. Within 90 days of the Final Closing (as defined in the Note Agreement), the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering all Registrable Securities (as defined herein) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (if the Company is not then eligible to register for resale the Registrable Securities on Form S-3 such registration shall be on another appropriate form in accordance herewith). The Company shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its best efforts to keep such Registration Statement Continuously Effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent (the "Effectiveness Period"), provided, however, that the Company shall not be deemed to have used its best efforts to keep the Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in the Holder not being able to sell the Registrable Securities covered by such Registration Statement during the Effectiveness Period, unless such action is pursuant to a Blackout Period (as defined in Section 2) permitted hereunder, required under applicable law or the Company has filed a post-effective amendment to the Registration Statement and the Commission has not declared it effective.

         SECTION 1.2 In any offering pursuant to this Section that becomes effective in which the Holder participates, the Company shall use its best efforts to keep available to the Holder a prospectus meeting the requirements of
Section 10(a)(3) of the Securities Act and shall file all amendments and supplements under the Securities Act required for that purpose. In any offering pursuant to this Section the Company will, as soon as practicable, use its best efforts to effect such registration and use its best efforts to effect such qualification and compliance as may be so requested and as would permit or facilitate the distribution of such Shares, including, without limitation, registration under the Securities Act, appropriate qualifications under applicable blue-sky or other state securities laws, appropriate compliance with any other governmental requirements and listing on a national securities exchange on which the Common Stock is then listed or inter-dealer quotation system.

                                   ARTICLE TWO
                             REGISTRATION PROCEDURE

 WITH RESPECT TO EACH REGISTRATION RIGHT, THE FOLLOWING PROVISIONS SHALL APPLY:

         SECTION 2.1 Holder's Obligations.

         (a) The Holder shall be obligated to furnish to the Company and the underwriters (if any) such information regarding the Holder, the number of Registrable Securities owned by it and the proposed manner of distribution of the Shares and as shall be required in connection with any registration, qualification or compliance referred to herein and shall otherwise cooperate with the Company and the underwriters (if any) in connection with such registration, qualification or compliance.

         (b) Holder covenants and agrees that (i) it will not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in
Section 2.2(b) and notice from the Company that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by
Section 2.2(c); and (ii) it and its officers, directors or affiliates, if any, will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

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         SECTION 2.2 Company's Obligations.

         (a) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best lawful efforts to:

                  (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times during which the Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act");

                  (ii) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements); and

                  (iii) So long as the Holder owns any Notes, Warrant(s) or Registrable Securities, to furnish to the Holder within ten (10) business days upon written request by the Holder a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and with regard to the Securities Act and the Exchange Act (at all times during which the Company is subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company.

         (b) The Company agrees that it will furnish to the Holder such number of prospectuses, offering circulars or other documents incident to any registration, qualification or compliance, as the Holder from time to time may reasonably request.

         (c) The Company shall advise the Holder and, if requested by the Holder, confirm such advice in writing:

                  (i) when a registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective; and

                  (ii) the issuance by the Commission of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                  (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                  (iv) the happening of any event that requires the making of any changes in the Registration Statement or the prospectus so that, as of such date, the registration statement and the prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the prospectus relating to the Registrable Securities until the requisite changes have been made).

         (d) The Company shall bear and pay all expenses and fees incurred in connection with the Registration Statement pursuant to Section 1 for any Holder, including registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and expenses of counsel for the Agent (as defined in the Note Agreement) of the

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Holder up to $1,500, blue sky fees and expenses and the expenses of any special audits incident to or required by any such registration, but excluding (i) underwriting discounts and commissions relating to Registrable Securities (which shall be paid by the Holders) and (ii) fees and expenses of counsel for the Agent of the Holder in excess of $1,500.

         (e) In connection with the preparation and filing of a registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holder, its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

         (f) If there is a significant business opportunity (including but not limited to the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or similar transaction) available to the Company which its board of directors reasonably determines not to be in the Company's best interest to disclose, then the Company may suspend the right of the Holder to sell Registrable Securities under a Registration Statement for one period not to exceed 20 Business Days during the Effectiveness Period (the "Blackout Period").

                                  ARTICLE THREE
                                 Indemnification

         SECTION 3.1 Indemnification by the Company. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, each Person, if any, who controls such Holder within the meaning of the Securities Act, and each affiliate, officer, director, partner, agent and employee of such Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (a) Any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein, or any amendments or supplements thereto;

                  (b) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (c) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law;

provided, however, that the indemnification required by this Section 3.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration; provided, further, that the indemnity agreement contained in this
Section 3 shall not apply to any Holder to the extent that any such loss is based on or arises out of an untrue statement or alleged untrue statement of a material fact, or an omission or alleged omission to state a material fact, contained in or omitted from any preliminary prospectus if the final prospectus shall correct such untrue statement or alleged untrue statement, or such omission or alleged omission, and a copy of the final prospectus has not been sent or given to such person at or prior to the confirmation of sale to such person if such Holder was under an obligation to deliver such final prospectus and failed to do so.

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         SECTION 3.2 Indemnification by the Holder. To the extent permitted by applicable law, each Holder, severally and not jointly, shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses, including attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnification required by this Section 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Holder of Securities, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the liability of the Holder under this Section
3.2 shall be limited in an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct or gross negligence by such Holder.

         SECTION 3.3 Notices of Claims, etc. Promptly after receipt by an indemnified party under this Section 3 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 3, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and disbursements and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 3 but shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 3. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within thirty (30) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action, claim or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties,

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unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such action, claim or proceeding, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels). No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

         SECTION 3.4 If the indemnification required by this Section 3 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3:

         (a) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand and the indemnified party on the other from the sale of the Registrable Securities, or
(ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and indemnified parties on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any Violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 3.1 and Section 3.2, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 3.4(a). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (c) Notwithstanding the provisions of this Section 3.4, a Holder shall not be required to contribute any amount or make any other payments under this Agreement that in the aggregate exceed the net proceeds received by the Holder from the sales of the Registrable Securities of the Company.

         SECTION 3.5 The obligations of the Company and the selling Holders of Registrable Securities under this Section 3 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Agreement, and otherwise.

         SECTION 3.6 Indemnification Payments. The indemnification required by this Article shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                                  ARTICLE FOUR
                                  Miscellaneous

         SECTION 4.1 Amendment, Modification and Waivers; Further Assurances.

         (a) This Agreement may be amended with the consent of the parties hereto and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of the Holder.

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         (b)      No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision.

         (c) Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

         SECTION 4.2 Term of the Agreement. This Agreement shall terminate with respect to the Holder on the earlier to occur of (i) all of the Registrable Securities having been registered as provided in Article One or (ii) all of the Registrable Securities are eligible to be resold pursuant to Rule 144(k) of the Securities Act.

         SECTION 4.3 Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto are transferable and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, but only if so expressed in writing.

         SECTION 4.4 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         SECTION 4.5 Delays or Omissions. No failure to exercise or delay in the exercise of any right, power or remedy accruing to the Holder on any breach or default of the Company under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default.

         SECTION 4.6 Remedies Cumulative. All remedies under this Agreement, or by law or otherwise afforded to any party hereto shall be cumulative and not alterative.

         SECTION 4.7 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless clearly denoted otherwise, any reference to Articles or Sections contained herein shall be to the Articles or Sections of this Agreement.

         SECTION 4.8 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been sufficiently given (a) if sent by facsimile transmission, upon telephonic confirmation of receipt, (b) if sent by registered or certified mail, upon the sooner of the expiration of five (5) days after deposit in the post office facilities properly addressed with postage prepaid or acknowledgment of receipt,
(c) if personally delivered, when delivered to the party to whom notice is sent, or (d) if delivered by a recognized overnight courier, upon receipt evidencing proof of delivery, addressed to the appropriate party or parties, at the address of such party set forth below, (or at such other address as such party may designate by written notice furnished to all other parties in accordance herewith):

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                  If to the Company, to:

                  TeraForce Technology Corporation
                  1240 E. Campbell Road
                  Richardson, Texas 75081
                  Attention: President

                  If to Holder, to:

                  _________________________________________

                  _________________________________________
                  Attn:____________________________________

         SECTION 4.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. EACH OF THE PARTIES HEREBY SUBMITS TO PERSONAL JURISDICTION AND WAIVES ANY OBJECTION AS TO VENUE IN THE COUNTY OF DALLAS, STATE OF TEXAS. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT.

         SECTION 4.10 Final Agreement. This Agreement, together with those documents expressly referred to herein, constitutes the final agreement of the parties concerning the matters referred to herein, and supersedes all prior agreements and understandings.

         SECTION 4.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

                                  ARTICLE FIVE
                                  DEFINED TERMS

         As used in this Agreement:

         5.1 Definitions.

         (a)      "Blackout Period" shall have the meaning set forth in Section
2.2(e).

         (b) "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York generally are authorized or required by law or other government actions to close.

         (c)      "Commission" shall mean the Securities and Exchange
Commission.

         (d) "Common Stock" shall mean (i) the common stock of the Company, par value $.01 per share, and (ii) shares of capital stock of the Company issued by the Company in respect of or in exchange for shares of such common stock in connection with any stock dividend or distribution, stock split-up, recapitalization, recombination or exchange by the Company generally of shares of such common stock.

         (e) "Continuously Effective," with respect to a specified registration statement, shall mean that it shall not cease to be effective and available for Transfers of Registrable Securities thereunder for longer than either (i) any ten (10) consecutive business days, or (ii) an aggregate of fifteen (15) business days during the Effective Period.

         (f)      "Effectiveness Period" shall have the meaning set forth in
Section 1.

         (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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         (h)      "Holders" shall mean the Person named on the first page of this Agreement and the transferees of the Registrable Securities of such Person, at such times as such Persons shall own Registrable Securities. For purposes of this Agreement, a Person will be deemed to be a holder and an owner of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (by conversion, purchase or otherwise), whether or not such acquisition has actually been effected and whether or not such right is currently exercisable.

         (i) "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         (j) "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplement by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         (k) "Register," "registered," and "registration" shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering by the Commission of effectiveness of such registration statement or document.

         (l) "Registrable Securities" shall mean the Shares; provided, however, that Registrable Securities shall not include any Registrable Securities which have theretofore been registered and sold pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 or any similar rule promulgated by the Commission pursuant to the Securities Act, and, provided further, the Company shall have no obligation under Section 1 or
Section 2 to register any Registrable Securities if the Company delivers to the Holders requesting such registration an opinion of counsel to the effect that the proposed sale or disposition of all of the Registrable Securities for which registration was requested does not require registration under the Securities Act for a sale or disposition in a single public sale, and offers to remove any and all legends restricting transfer from the certificates evidencing such Registrable Securities.

         (m) "Registration Statement" means the registration statement and any additional registration statements contemplated by Section 1 including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (n) "Securities Act" shall have the meaning set forth in the Recitals.

         (o) "Shares" shall mean the shares of Common Stock underlying the Notes and the Warrant.

         (p) "Transfer" shall mean and include the act of selling, giving, transferring, creating a trust (voting or otherwise) and transferring title thereto, assigning or otherwise disposing of (other than pledging, hypothecating or otherwise transferring as security) (and correlative words shall have correlative meanings); provided however, that any transfer or other disposition upon foreclosure or other exercise of remedies of a secured creditor after an event of default under or with respect to a pledge, hypothecation or other transfer as security shall constitute a "Transfer."

         (q)      "Violation" shall have the meaning set forth in Article 3.

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         The parties hereto have executed this Agreement as of the date first set forth above.

                               COMPANY:

                               TERAFORCE TECHNOLOGY CORPORATION

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                                HOLDER:

                                By:_____________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

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